For additional information, contact:
Andy Borrmann
EVP & Chief Financial Officer
678.734.3505

COLONY BANKCORP REPORTS FIRST QUARTER 2022 RESULTS AND NEW COST INITIATIVE
DECLARES QUARTERLY CASH DIVIDEND OF $0.1075 PER SHARE

FITZGERALD, GA. (April 21, 2022) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the first quarter of 2022. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.3 million, or $0.34 per diluted share, for the first quarter of 2022, compared to net income for the fourth quarter of 2021 of $4.2 million, or $0.30 per diluted share, and $4.9 million, or $0.52 per diluted share, for the first quarter of 2021.
•Operating net income of $5.8 million, or $0.37 per diluted share, for the first quarter of 2022 as compared to $5.5 million, or $0.40 per diluted share, for the the fourth quarter of 2021, and $5.0 million, or $0.53 per diluted share, for the first quarter of 2021 (see Reconciliation of Non-GAAP Measures).
•$50,000 in provision for loan losses was recorded in first quarter of 2022.
•Total loans, excluding loans held for sale and loans that originated under the Paycheck Protection Program (the “PPP”), totaled $1.4 billion at March 31, 2022, an increase of $24.2 million, or 1.8% from the prior quarter.
•The Company announced a cost efficiency initiative that is expected to save $3.0 million per year starting in late third quarter 2022.
•Mortgage production was $97.2 million, with $23.9 million in refinances, and $70.0 million in purchases in the first quarter of 2022.
•Small Business Specialty Lending (“SBSL”) closed $5.8 million in Small Business Administration (“SBA”) loans and sold $13.5 million in SBA loans in the first quarter of 2022.
•In February of 2022, the Company issued and sold approximately 3.85 million shares of its common stock in an underwritten public offering, with aggregate proceeds totaling approximately $63.5 million and net proceeds totaling approximately $59.3 million.

The Company also announced that on April 21, 2022, the Board of Directors declared a quarterly cash dividend of $0.1075 per share, to be paid on its common stock on May 20, 2022, to shareholders of record as of the close of business on May 6, 2022. The Company had 17,586,333 shares of its common stock outstanding as of April 20, 2022.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “We are happy to kick off 2022 with a successful first quarter, and we are also excited to partner with the new investors and existing shareholders that participated in our capital raise. The resulting increase in common equity continues to strengthen our ability to take advantage of the myriad of opportunities available to Colony.

“I am proud of the way our team handled the truly unprecedented changes in interest rates during the quarter. For Colony, the impacts of the volatility were primarily experienced in unrealized losses in securities driving a lower tangible book value per share and in lower mortgage revenues. Even during this volatility, our lending team was able to grow loan balances (excluding PPP forgiveness) at an over 7% annualized rate during the quarter. We remain comfortable with our expectations of 8-12% loan growth for 2022.

“Today, we are also announcing a new efficiency initiative. Our plan is to reduce our banking division workforce by 24 team members, or 6% of total workforce, which includes closing two branches (Soperton and Luthersville) subject to customary regulatory approvals. This effort will save approximately $3.0 million per year when completed (which is currently expected to be late in the third quarter of 2022), and we are projecting $2.0 million of expenses related to this initiative to be recognized in second quarter of 2022. We are targeting a bank level efficiency ratio of 60% over the next three years, and this will push us further down that road.

“We still have significant opportunities to grow earnings at Colony through merger activity, market dislocation due to other acquisitions, ancillary business line acquisition and additional production hires. We continue to optimize the existing platform to take advantage of these opportunities, and expect to continue our growth as Georgia’s pre-eminent community bank.

“We recently announced that our CFO, Tracie Youngblood is leaving the Company. I would like to personally thank Ms. Youngblood for her contributions to our success during her tenure. We could not have made the progress we have without her efforts. Further, I look forward to the contributions our new CFO, Andy Borrmann will make in his new role. During his brief tenure with us, he has demonstrated an ability to add significant value to the execution of our strategy. His significant experience and results focused mindset will benefit our team and our shareholders.”

Balance Sheet

•Total assets were $2.7 billion at March 31, 2022, a slight decrease from December 31, 2021.
•Total loans, including loans held for sale, were at $1.38 billion at March 31, 2022, a slight increase of $2.1 million for the quarter from quarter ended December 31, 2021.
•Total deposits were $2.4 billion at March 31, 2022 and December 31, 2021.
•Total borrowings at March 31, 2022 totaled $75.9 million, a decrease of $12.5 million or, 14.1%, compared to December 31, 2021.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.47%, 14.65%, 15.40%, and 13.29%, respectively, at March 31, 2022.

First Quarter Results of Operations

•Net interest income, on a tax-equivalent basis, for the first quarter of 2022 totaled $19.3 million, compared to $14.4 million for the first quarter 2021. The increase during the quarter is primarily attributable to interest income related to loans acquired in the acquisition of SouthCrest Financial Group, Inc. (“SouthCrest”) in August of 2021.
•Net interest margin decreased 37 basis points from first quarter 2021, but only decreased three basis points from fourth quarter 2021.
•Noninterest income totaled $9.2 million for the first quarter ended March 31, 2022, an increase of $576,000, or 6.7%, compared to the same period in 2021. The increase was primarily attributable to SBSL loan sales, SouthCrest and insurance company acquisitions, growth in interchange fee income and service charges on deposits offset by decrease in mortgage fee income.
•Noninterest expense totaled $21.8 million for the first quarter ended March 31, 2022, compared to $15.8 million for the same period in 2021. The increase in noninterest expense primarily resulted from a $3.3 million increase in salaries and benefits expense, $1.1 million in information technology expenses and professional fees, as well as $448,000 increase in acquisition related expenses primarily due to the amortization of intangibles related to prior acquisitions.

Asset Quality

•Nonperforming assets totaled $6.5 million and $5.8 million at March 31, 2022 and December 31, 2021, respectively, an increase of $686,000.
•OREO and repossessed assets totaled $294,000 at March 31, 2022, a decrease of $36,000, or 11% compared to the previous quarter.
•Net loans charged-off were $41,000, or 0.01% of average loans for the first quarter of 2022, compared to net recoveries of $17,000 or (0.01)% for the fourth quarter of 2021.
•The loan loss reserve was $12.9 million, or 0.95% of total loans, at March 31, 2022, compared to $12.9 million, or 0.96% of total loans, at December 31 2021.

As noted above and in the table on page 7, overall asset quality remains strong.

Earnings call information

The Company will host a teleconference at 9:00 a.m. EDT on Friday, April 22, 2022, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 583813. A replay of the call will be available until Friday, April 29, 2022. To listen to the replay, dial 1-866-813-9403 and enter the access code 904958.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 41 locations throughout Georgia. At Colony Bank, we offer a wide range of banking services including personal banking, business banking, mortgage solutions, government guaranteed lending solutions, and more. We have expanded our services to also include consumer insurance products, such as automotive, homeowners, and other insurance needs for our community. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions; and (vi) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; the Company’s ability to implement its various strategic and growth initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; higher inflation and its impacts; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange

Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, and operating efficiency ratio are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, book value per common share, total equity to total assets, and efficiency ratio, respectively. Operating net income and operating efficiency ratio both exclude acquisition-related expenses. Acquisition-related expenses include fees associated with current period acquisitions and ongoing amortization of intangibles related to prior acquisitions. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, and operating efficiency ratio and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, total equity to total assets, and efficiency ratio, are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2022	2021
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating net income reconciliation
Net income (GAAP)	$5,324	$4,160	$5,583	$3,997	$4,919
Acquisition-related expenses	624	1,592	1,994	865	176
Writedown of bank premises	—	90	—	—	—
Income tax expense (benefit)	(119)	(353)	(518)	(225)	(46)
Operating net income	$5,830	$5,489	$7,059	$4,637	$5,049
Weighted average diluted shares	15,877,695	13,673,998	12,344,926	9,498,783	9,498,783
Adjusted earnings per diluted share	$0.37	$0.40	$0.57	$0.49	$0.53

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$14.23	$15.92	$15.88	$15.46	$15.11
Effect of goodwill and other intangibles	(3.40)	(4.51)	(4.46)	(1.89)	(1.97)
Tangible book value per common share	$10.83	$11.41	$11.42	$13.57	$13.14

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.32%	8.09%	8.64%	8.37%	7.98%
Effect of goodwill and other intangibles	(2.07)%	(2.15)%	(2.27)%	(0.99)%	(0.97)%
Tangible equity to tangible assets	7.25%	5.93%	6.37%	7.38%	7.01%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	76.94%	82.15%	77.68%	76.53%	69.04%
Acquisition-related expenses	(2.20)	(5.33)	(7.30)	(3.79)	(0.77)
Writedown of bank premises	—	(0.30)	—	—	—
Operating efficiency ratio	74.74%	76.52%	70.38%	72.74%	68.27%

Colony Bankcorp, Inc.
Selected Financial Information

	2022	2021
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income	$19,188	$19,022	$17,868	$15,069	$14,283
Provision for loan losses	50	50	150	—	500
Non-interest income	9,152	10,815	9,438	7,751	8,576
Non-interest expense	21,805	24,512	21,211	17,465	15,782
Income taxes	1,161	1,116	362	1,358	1,658
Net income	5,324	4,159	5,583	3,997	4,919
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,586,333	13,673,898	13,674,198	9,498,783	9,498,783
Weighted average basic shares	15,877,695	13,673,998	12,344,926	9,498,783	9,498,783
Weighted average diluted shares	15,877,695	13,673,998	12,344,926	9,498,783	9,498,783
Earnings per basic share	$0.34	$0.30	$0.45	$0.42	$0.52
Earnings per diluted share	0.34	0.30	0.45	0.42	0.52
Adjusted earnings per diluted share(b)	0.37	0.40	0.57	0.49	0.53
Cash dividends declared per share	0.1075	0.1025	0.1025	0.1025	0.1025
Common book value per share	14.23	15.92	15.88	15.46	15.11
Tangible book value per common share(b)	10.83	11.41	11.42	13.50	13.14

Performance ratios:
Net interest margin (a)	3.13%	3.16%	3.48%	3.68%	3.50%
Return on average assets	0.81	0.64	1.00	0.91	1.12
Return on average total equity	8.88	7.65	11.49	11.14	13.71
Efficiency ratio	76.94	82.15	77.68	76.53	69.04
Operating efficiency ratio (b)	74.74	76.52	70.38	72.74	68.27

Colony Bankcorp, Inc.
Selected Financial Information

	2022	2021
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSET QUALITY
Nonperforming loans (NPLs)	$6,171	$5,449	$12,246	$9,205	$10,676
Other real estate owned	246	281	807	270	518
Repossessed assets	48	49	3	29	29
Total nonperforming assets (NPAs)	6,465	5,779	13,056	9,504	11,223
Classified loans	18,306	19,016	30,300	30,852	35,182
Criticized loans	52,859	58,938	61,857	64,818	80,288
Net loan (recoveries)/charge-offs	41	(17)	144	(178)	(66)
Allowance for loan losses to total loans	0.95%	0.96%	0.98%	1.26%	1.19%
Allowance for loan losses to total NPLs	209.35	236.92	105.15	140.15	118.89
Allowance for loan losses to total NPAs	199.83	223.40	98.63	135.73	113.10
Net (recoveries)/charge-offs to average loans	0.01	(0.01)	0.05	(0.09)	(0.02)
NPLs to total loans	0.46	0.41	0.93	0.90	1.00
NPAs to total assets	0.24	0.21	0.52	0.54	0.62
NPAs to total loans and other real estate owned	0.48	0.43	1.00	0.93	1.06

AVERAGE BALANCES
Total assets	2,679,242	2,589,908	2,272,904	1,777,559	1,774,123
Loans, net	1,333,784	1,306,796	1,218,102	1,052,645	1,051,179
Loans, held for sale	28,650	38,543	24,964	24,139	27,828
Deposits	2,341,357	2,274,910	1,975,418	1,547,139	1,475,944
Total stockholders’ equity	243,120	215,783	197,109	144,761	145,515
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended March 31,
	2022			2021
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,362,434	$16,060	4.78%	$1,079,007	$13,638	5.13%
Investment securities, taxable	866,445	3,753	1.76%	371,265	1,628	1.78%
Investment securities, tax-exempt [2]	111,007	516	1.89%	32,616	155	1.93%
Deposits in banks and short term investments	161,653	56	0.14%	183,376	53	0.12%
Total interest-earning assets	2,501,539	20,385	3.30%	1,666,264	15,474	3.77%
Noninterest-earning assets	177,703			107,859
Total assets	$2,679,242			$1,774,123
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,445,408	$261	0.07%	$859,462	$165	0.08%
Other time	343,215	338	0.40%	260,438	488	0.76%
Total interest-bearing deposits	1,788,623	599	0.14%	1,119,900	653	0.24%
Federal Home Loan Bank advances	51,678	249	1.95%	22,500	113	2.05%
Paycheck Protection Program Liquidity Facility	—	—	—%	60,602	68	0.46%
Other borrowings	32,181	201	2.53%	61,654	257	1.68%
Total other interest-bearing liabilities	83,859	450	2.18%	144,756	438	1.23%
Total interest-bearing liabilities	1,872,482	1,049	0.23%	1,264,656	1,091	0.35%
Noninterest-bearing liabilities:
Demand deposits	$552,734			$356,044
Other liabilities	10,906			7,908
Stockholders' equity	243,120			145,515
Total noninterest-bearing liabilities and stockholders' equity	806,760			509,467
Total liabilities and stockholders' equity	$2,679,242			$1,774,123
Interest rate spread			3.08%			3.42%
Net interest income		$19,336			$14,383
Net interest margin			3.13%			3.50%

1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $50,000 and $66,000 for the quarters ended March 31, 2022 and 2021, respectively, are included in income and fees on loans. Accretion income of $269,000 and $209,000 for the quarter ended March 31, 2022 and 2021 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $98,000 and $33,000 for the quarters ended March 31, 2022 and 2021, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2022	2021
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Banking Division
Net interest income	$18,824	$18,316	$17,181	$14,864	$13,985
Provision for loan losses	50	50	150	—	500
Noninterest income	4,300	4,480	4,340	3,354	3,005
Noninterest expenses	17,701	19,280	16,941	13,366	11,960
Income taxes	900	475	434	1,241	1,160
Segment income	$4,473	$2,991	$3,996	$3,611	$3,370

Total segment assets	$2,627,450	$2,620,501	$2,499,223	$1,710,345	$1,755,667

Full time employees	404	400	417	294	291

Mortgage Banking Division
Net interest income	$71	$114	$138	$123	$168
Provision for loan losses	—	—	—	—	—
Noninterest income	2,912	3,102	3,104	2,997	3,986
Noninterest expenses	2,711	2,869	2,765	2,887	2,793
Income taxes	101	334	(290)	60	354
Segment income	$171	$13	$767	$173	$1,007

Total segment assets	$19,417	$25,149	$21,184	$25,149	$27,478

Full time employees	62	55	53	53	51

Small Business Specialty Lending Division
Net interest income	$293	$592	$549	$82	$130
Provision for loan losses	—	—	—	—	—
Noninterest income	1,940	3,233	1,994	1,400	1,585
Noninterest expenses	1,393	2,363	1,505	1,212	1,029
Income taxes	160	307	218	57	144
Segment income	$680	$1,155	$820	$213	$542

Total segment assets	$39,921	$46,065	$23,291	$20,024	$15,901

Full time employees	28	26	24	24	23

Total Consolidated
Net interest income	$19,188	$19,022	$17,868	$15,069	$14,283
Provision for loan losses	50	50	150	—	500
Noninterest income	9,152	10,815	9,438	7,751	8,576
Noninterest expenses	21,805	24,512	21,211	17,465	15,782
Income taxes	1,161	1,116	362	1,358	1,658
Segment income	$5,324	$4,159	$5,583	$3,997	$4,919

Total segment assets	$2,686,788	$2,691,715	$2,543,698	$1,755,518	$1,799,046

Full time employees	494	481	494	371	365

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	March 31, 2022	December 31, 2021
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$23,594	$18,975
Interest-bearing deposits in banks and federal funds sold	132,823	178,257
Cash and cash equivalents	156,417	197,232
Investment securities available for sale, at fair value	653,292	938,164
Investment securities held to maturity, at amortized cost	307,009	—
Other investments, at cost	13,827	14,012
Loans held for sale	24,228	38,150
Loans, net of unearned income	1,354,032	1,337,977
Allowance for loan losses	(12,919)	(12,910)
Loans, net	1,341,113	1,325,067
Premises and equipment	43,010	43,033
Other real estate	246	281
Goodwill	52,902	52,906
Other intangible assets	6,924	7,389
Bank owned life insurance	55,488	55,159
Deferred income taxes, net	14,546	3,644
Other assets	17,786	16,678
Total assets	$2,686,788	$2,691,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$557,985	$552,576
Interest-bearing	1,792,801	1,822,032
Total deposits	2,350,786	2,374,608
Federal Home Loan Bank advances	51,712	51,656
Other borrowed money	24,229	36,792
Accrued expenses and other liabilities	9,784	10,952
Total liabilities	$2,436,511	$2,474,008

Stockholders’ equity
Common stock, $1 par value; 20,000,000 shares authorized, 17,586,333 and 13,673,898 issued and outstanding, respectively	$17,586	$13,674
Paid in capital	166,859	111,021
Retained earnings	103,036	99,189
Accumulated other comprehensive loss, net of tax	(37,204)	(6,177)
Total stockholders’ equity	250,277	217,707
Total liabilities and stockholders’ equity	$2,686,788	$2,691,715

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended March 31,
	2022	2021
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$16,010	13,573
Investment securities	4,171	1,750
Deposits in banks and short term investments	56	53
Total interest income	20,237	15,376

Interest expense:
Deposits	599	654
Federal Home Loan Bank advances	249	114
Paycheck Protection Program Liquidity Facility	—	68
Other borrowings	201	257
Total interest expense	1,049	1,093
Net interest income	19,188	14,283
Provision for loan losses	50	500
Net interest income after provision for loan losses	19,138	13,783

Noninterest income:
Service charges on deposits	1,825	1,222
Mortgage fee income	2,912	3,995
Gain on sale of SBA loans	1,726	1,471
(Loss)/Gain on sale of securities	24	(4)
Interchange fees	2,000	1,530
BOLI Income	312	208
Other	353	154
Total noninterest income	9,152	8,576

Noninterest expense:
Salaries and employee benefits	13,272	9,955
Occupancy and equipment	1,619	1,326
Acquisition related	624	176
Information technology expenses	2,354	1,592
Professional fees	869	486
Advertising and public relations	766	580
Communications	437	218
Other	1,864	1,449
Total noninterest expense	21,805	15,782
Income before income taxes	6,485	6,577
Income taxes	1,161	1,658
Net income	$5,324	$4,919
Earnings per common share:
Basic	$0.34	$0.52
Diluted	0.34	0.52
Dividends declared per share	0.1075	0.1000
Weighted average common shares outstanding:
Basic	15,877,695	9,498,783
Diluted	15,877,695	9,498,783

Colony Bankcorp, Inc.
Quarterly Comparison
	2022	2021
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets	$2,686,788	$2,691,715	$2,512,581	$1,755,518	$1,799,047
Loans, net	1,341,113	1,325,067	1,296,983	1,009,747	1,050,082
Deposits	2,350,786	2,374,608	2,195,122	1,542,214	1,525,884
Total equity	250,277	217,707	217,130	146,894	143,487
Net income	5,324	4,160	5,583	3,997	4,919
Earnings per basic share	$0.34	$0.30	$0.45	$0.42	$0.52

Key Performance Ratios:
Return on average assets	0.81%	0.64%	1.00%	0.91%	1.12%
Return on average total equity	8.88%	7.65%	11.49%	11.14%	13.71%
Total equity to total assets	9.32%	8.09%	8.64%	8.37%	7.98%
Tangible equity to tangible assets (a)	7.25%	5.93%	6.37%	7.38%	7.01%
Net interest margin	3.13%	3.16%	3.48%	3.68%	3.50%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2022	2021
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Core	$1,093,126	$990,063	$931,793	$905,850	$888,800
PPP	387	8,486	16,999	58,769	102,633
Purchased	260,519	339,428	361,068	57,999	71,342
Total	$1,354,032	$1,337,977	$1,309,860	$1,022,618	$1,062,775

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2022	2021
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Atlanta	$246,629	$281,040	$278,473	$436	$492
Augusta	38,462	36,268	28,064	30,521	23,982
Middle Georgia	117,336	117,788	100,804	73,458	73,543
Northwest Georgia	38,430	27,167	24,334	2,703	1,698
Coastal Georgia	237,621	235,799	233,648	236,985	235,094
South Central Georgia	345,421	336,849	352,057	361,821	371,227
Southwest Georgia	118,263	105,937	99,385	95,870	97,575
West Georgia	168,071	161,678	160,663	148,271	148,457
Small Business Specialty Lending	39,934	23,101	8,850	14,923	7,906
Paycheck Protection Program	387	8,486	16,999	55,425	102,633
Purchase Accounting	(697)	(948)	(1,025)	(565)	(668)
Other	4,175	4,812	7,608	2,770	836
Total	$1,354,032	$1,337,977	$1,309,860	$1,022,618	$1,062,775

Colony Bankcorp, Inc.
Quarterly PPP Fees Comparison
	2022	2021
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
PPP loan fee income	$505	$502	$1,556	$1,581	$1,212
Unearned income on PPP loans	12	517	1,019	2,573	3,077